UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2010, CIBER, Inc. (“CIBER”) announced that effective July 1, 2010, David Peterschmidt has been named president and chief executive officer and has also been appointed to serve as a Class III Director on the board of directors of CIBER.  He will not serve on any committees of the board of directors.  A copy of the press release announcing Mr. Peterschmidt’s appointment as president and chief executive officer is attached as Exhibit 99.1 to this Current Report. Peter H. Cheesbrough, interim president and chief executive officer, will resume his prior position as executive vice president and chief financial officer, effective July 1, 2010, at his prior compensation as disclosed in CIBER’s definitive proxy statement filed April 23, 2010.

In connection with CIBER’s appointment of Mr. Peterschmidt as president and chief executive officer, CIBER and Mr. Peterschmidt entered into an employment agreement, dated as of July 1, 2010, which provides for the following:

(i)            an initial three-year term;

(ii)           a starting base salary of $600,000 annually;

(iii)          in the event that between 80% and 100% of the 2010 performance target is achieved, a bonus for the fiscal year ending December 31, 2010, that is equal to the percentage of the 2010 performance target achieved multiplied by the base salary, and pro rated based on the portion of the year that Mr. Peterschmidt is employed by CIBER, provided that such bonus shall not be less than 80% and not greater than 100% of the base salary;

(iv)          for all other fiscal years, a target bonus of 100% of base salary if the performance target for the respective fiscal year is achieved, which bonus may be greater or less than 100% of base salary based upon whether performance targets have been achieved or exceeded;

(v)           an inducement grant of 1,400,000 CIBER stock options (the “Inducement Grant”), which shall vest in four equal yearly installments on the anniversary of the grant (such grant as evidenced by the CIBER Non-Qualified Option Agreement between CIBER and Mr. Peterschmidt, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference); and

(vi)          customary relocation expenses to move personal effects and an interim housing allowance of up to $6,000 per month starting July 1, 2010 and ending March 31, 2011, or such earlier date as Mr. Peterschmidt is no longer incurring interim housing expenses.

In the event of a change of control of CIBER (as defined in the agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Peterschmidt is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, (ii) a severance payment equal to 1.5 times Mr. Peterschmidt’s then current base salary and annual bonus at target level in effect on the day of termination, (iii) full vesting of all unvested equity awards (including the Inducement Grant) and (iv) health benefits for a period of 18 months following termination.

Upon either Mr. Peterschmidt’s termination by the Company without cause, or by Mr. Peterschmidt for good reason (each term as defined in the agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Peterschmidt is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, (ii) a severance payment equal to 1.5 times Mr. Peterschmidt’s then current base salary and annual bonus at target level in effect on the day of termination, (iii) vesting of all unvested equity awards proportionately through the date of termination (subject to achievement of performance criteria, if any), (iv) vesting of a certain portion of the Inducement Grant, based upon a formula and (v) health benefits for a period of 18 months following termination. Mr. Peterschmidt is also entitled to certain benefits upon termination of his employment as a result of death or disability.

Mr. Peterschmidt is subject to non-compete, non-solicitation of clients and no-hire obligations during his employment and for 18 months after termination.  In addition, Mr. Peterschmidt may not take any action in furtherance of a third party acquiring control of CIBER for the same period.

The foregoing description of Mr. Peterschmidt’s employment agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Peterschmidt will be eligible to participate in the CIBER, Inc. 2004 Incentive Plan, as amended and restated as of February 28, 2010.

Prior to joining CIBER, Mr. Peterschmidt, 62, was Co-Founder and Managing Director of 280 Capital Partners, a private equity firm focused on lower mid-market technology companies, which he co-founded in 2007.  From 2004 to 2007, he was the President, Chief Executive Officer and Director of Openwave Systems Inc.  Mr. Peterschmidt currently serves as a Non-Executive Director on the Board of BackOffice Associates, LLC, a privately held provider of data quality solutions in support of SAP Solutions for global customers; as a Non-Executive Director of SAVVIS, Inc. (NASDAQ(GS): SVVS; and as a Non-Executive Director of Limelight Networks, Inc. (NASDQ (GM): LLNW). From 2003 to 2004 he was the Co-Chairman and Chief Executive Officer of Securify, Inc., which was acquired by Secure Computing in 2008 and from 1996 -2003 he was the Chairman, President and Chief Executive Officer of Inktomi Corporation which was acquired by Yahoo! in 2003.  Before 1996 he served in executive positions with Sybase, Inc. and served as an officer in the United States Air Force from 1969 to 1979. Mr. Peterschmidt brings his considerable management experience in IT Services and Technology to CIBER’s leadership and his membership on CIBER’s board of directors. In addition to his extensive business leadership in U.S. IT companies, he has global business experience and has managed public companies through a wide range of environments.

Mr. Peterschmidt is not and has not been involved in any related party transactions with CIBER and does not have any family relationships with any other director, executive officer or any persons nominated for such positions.

Item 9.01(d).  Exhibits.

(d)           Exhibits.

10.1         Employment Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt.

10.2         CIBER Non-Qualified Option Agreement, dated July 1, 2010, between CIBER and David Peterschmidt.

99.1         Press Release dated July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: July 1, 2010	By:	/s/ Peter H. Cheesbrough
	Name:	Peter H. Cheesbrough
	Title:	Interim President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt.
10.2	CIBER Non-Qualified Option Agreement, dated July 1, 2010, between CIBER and David Peterschmidt.
99.1	Press Release dated July 1, 2010.